 Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in the August 26, 2009, Registration Statement on Form S-3 (Registration No. 333-161558) of Simmons First National Corporation of our report dated November 9, 2011, included with the Quarterly Reports on Form 10-Q for the quarter ended September 30, 2011. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/BKD, LLP

Pine Bluff, Arkansas

November 9, 2011